                                                                     Exhibit 9.1


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                                VOTING AGREEMENT



                                      AMONG



                                  PwCC LIMITED


                                       and



                      THE COVERED PERSONS SIGNATORY HERETO



                           Dated as of April 30, 2002





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                          DEFINITIONS AND OTHER MATTERS

Section 1.01.  Definitions.................................................   1
Section 1.02.  Gender......................................................   7

                                    ARTICLE 2
                        LIMITATIONS ON TRANSFER OF SHARES

Section 2.01.  Restrictions................................................   7
Section 2.02.  Release of Transfer Restrictions............................   7
Section 2.03.  Certain Additional Restrictions.............................   9
Section 2.04.  Minimum Ownership Requirement...............................   9
Section 2.05.  Holding of Covered Shares In Custody and/or
               In Nominee Name; Legend on Certificates; Entry of
               Stop Transfer Orders........................................   9

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 3.01.  Representations And Warranties..............................  12

                                    ARTICLE 4
                                VOTING AGREEMENT

Section 4.01.  Preliminary Vote of Employee Covered Persons................  13
Section 4.02.  Voting of The Employee Covered Shares.......................  14
Section 4.03.  Irrevocable Proxy And Power of Attorney.....................  15
Section 4.04.  Partners Committee..........................................  16

                                    ARTICLE 5
                         OTHER AGREEMENTS OF THE PARTIES

Section 5.01.  Standstill Provisions.......................................  17
Section 5.02.  Repurchase And Transfer of Class X Common Shares............  18
Section 5.03.  Indemnification And Expenses................................  18
Section 5.04.  Filing of Schedule 13D or 13G...............................  18
Section 5.05.  Adjustment Upon Changes In Capitalization; Adjustments
               Upon Changes Of Control; Representatives, Successors
               And Assigns.................................................  19

                                                                            Page
                                                                            ----
Section 5.06.  Further Assurances..........................................  21
Section 5.07.  Obligation To Deliver Registered Shares Upon Exchange
               Of Exchangeable Shares......................................  21

                                    ARTICLE 6
                                  MISCELLANEOUS

Section 6.01.  Term of The Agreement; Termination of Certain Provisions....  21
Section 6.02.  Amendments and Waivers......................................  22
Section 6.03.  Governing Law...............................................  24
Section 6.04.  Resolution of Disputes......................................  24
Section 6.05.  Relationship of Parties.....................................  25
Section 6.06.  Notices.....................................................  26
Section 6.07.  Severability................................................  27
Section 6.08.  Right to Determine Tender Confidentiality...................  27
Section 6.09.  No Third-party Rights.......................................  27
Section 6.10.  Amendments To Effect Reorganization.........................  27
Section 6.11.  Section Headings............................................  27
Section 6.12.  Execution in Counterparts...................................  27


Appendix A - Covered Persons
Exhibit I - Joinder Agreement









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     This Voting Agreement, dated as of April 30, 2002 (as amended from time to time, this "AGREEMENT"), among PwCC Limited, a Bermuda holding company ("BERMUDACO"), and the Covered Persons (as defined below).


                                R E C I T A L S:

     The Covered Persons do, or may in the future, beneficially own Class A Common Shares of Bermudaco (the "CLASS A COMMON SHARES") and/or Class X Common Shares of Bermudaco (the "CLASS X COMMON SHARES" and, together with the Class A Common Shares, the "COMMON SHARES").

     The Covered Persons desire to address certain relationships among themselves with respect to the voting and disposition of their Common Shares and various other matters and desire to give to the Partners Committee (as defined below) the power to enforce their agreements with respect thereto on their behalf.

     Accordingly, the parties hereto agree as follows:


                                   ARTICLE 1.
                          DEFINITIONS AND OTHER MATTERS

     Section 1.01. Definitions. The following words and phrases used in this Agreement shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

     (a) This "AGREEMENT" shall have the meaning ascribed to such term in the preamble.

     (b) A "BENEFICIAL OWNER" of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security; provided that for purposes of this Agreement a person shall not be deemed a beneficial owner of Common Shares (A) solely by virtue of the application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5(b)(1) as in effect on the date hereof, (B) solely by virtue of the possession of the legal right to vote securities under applicable law (such as by proxy, power of attorney or appointment as corporate representative) or (C) held of record by a "private foundation" subject to the requirements of Section 509 of the Code (or equivalent in other jurisdictions as determined from time to time by the Partners Committee). "BENEFICIALLY OWN" and "BENEFICIAL OWNERSHIP" shall have correlative meanings. For purposes of determining beneficial ownership only, the provisions of Article 4 shall not be deemed to transfer the voting power with respect to any Common Shares from any person that would otherwise be the beneficial owner of such Common Shares and the provisions of
Article 2 and any comparable provision of the Transfer Rights Agreement with respect to Luxco dated the date hereof shall not be deemed to transfer the investment power with respect to any Common Shares.

     (c) "BERMUDACO" shall have the meaning ascribed to such term in the preamble hereto.

     (d)  "BOARD OF DIRECTORS" shall mean the Board of Directors of Bermudaco.

     (e) "CLASS A COMMON SHARES" shall have the meaning ascribed to such term in the recitals.

     (f) "CLASS X COMMON SHARES" shall have the meaning ascribed to such term in the recitals.

     (g) "CLOSING DATE" shall mean, with respect to each Covered Person, the later to occur of the IPO Date and the Rollup Date with respect to such Covered Person.

     (h) "CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

     (i) "COMMON SHARES" shall have the meaning ascribed to such term in the recitals.

     (j) "COMPANY" shall mean Bermudaco, together with its Subsidiaries from time to time.

     (k) "CONTINUING PROVISIONS" shall have the meaning ascribed to such term in Section 6.01(b).

     (l) "COVERED PERSONS" shall mean those persons, other than Bermudaco, who are from time to time parties to this Agreement and whose names are, or are required to be, listed on Appendix A hereto, in each case in accordance with the terms hereof.

     (m)  A Covered Person's "COVERED SHARES" shall mean

               (1) any Class X Common Shares beneficially owned by such Covered Person at the time in question,

               (2) any Class A Common Shares beneficially owned by such Covered Person at the time in question that were also beneficially owned by such Covered Person as of or prior to the applicable Closing Date and


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


               (3) any Class A Common Shares not falling within the preceding clause (2) that are acquired

                    (x) from the Company (including, without limitation, Class A
               Common Shares acquired from the Company in connection with the redemption or exchange of Luxco Common Shares or Exchangeable Shares) or

                    (y) in order to comply with a written requirement of the
               Company, which may be a written policy (whether or not acquired from the Company),

          by such Covered Person while an employee of the Company, a Partner of the Company or in connection with becoming a Partner of the Company, and beneficially owned by such Covered Person at the time in question, but shall not include (i) unless such Common Shares are acquired in order to comply with a written requirement of the Company, Common Shares beneficially owned as a result of (A) an acquisition, directly or indirectly, from the Company in an underwritten public offering or
          (B) conversion of securities convertible into Common Shares, where beneficial ownership of the convertible securities was acquired in a transaction described in clause (A) above or (ii) any other Common Shares acquired under a deferred compensation or employee benefit plan and excluded from the definition of Covered Shares by action of the Partners Committee.

"COVERED SHARES" shall also include (x) any Exchangeable Shares beneficially owned by a Covered Person, (y) Class A Common Shares acquired in order to comply with Section 2.04 and (z) the securities that are defined to be "COVERED SHARES" in Section 5.05. A Covered Person "ACQUIRES" Covered Shares when such Covered Person first acquires beneficial ownership of such Covered Shares.

     (n) The term "DISABLED," with respect to a Covered Person, shall mean (i) "DISABLED" as defined in any employment agreement then in effect between the employee and the Company, (ii) if not defined therein, or if there shall be no such agreement, "DISABLED" as defined in the Company's long-term disability plan applicable to such employee as in effect from time to time or (iii) if there shall be no such plan, the inability of an employee to perform in all material respects his duties and responsibilities to the Company for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four
(24) consecutive month period by reason of a physical or mental incapacity. Any question as to the existence of a disability as to which the employee and the Company cannot agree shall be determined in writing by a qualified independent physician selected by the Company and reasonably acceptable to the employee. The determination of disability made in writing to the Company and the employee shall be final and conclusive for all purposes of this Agreement. "DISABILITY" shall have a correlative meaning.

     (o)  "DISABLED EMPLOYEE" shall have the meaning ascribed to such term in
Section 2.02.

     (p) An "EMPLOYEE" shall mean any employee of the Company and shall also include, without limitation, any owners or employees of partner personal service companies in certain countries with which the Company has personal service contracts (in each case as agreed by the Partners Committee), and any other similarly situated person designated as an "employee" by the Partners Committee.

     (q) "EMPLOYEE COVERED PERSON" shall mean a Covered Person who is an employee at the time in question; provided that if the Company has received notice that any Covered Person intends to terminate such Covered Person's employment with the Company (except in the case of notice with respect to a termination described in Section 2.02(c) or disability), such Covered Person shall be deemed not to be an Employee Covered Person except for purposes of
Section 2.03, Section 2.04, Section 2.05(e) and Section 2.05(f).

     (r) "EMPLOYEE COVERED SHARES" shall have the meaning ascribed to such term in Section 4.01.

     (s) "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

     (t) A reference to an "EXCHANGE ACT RULE" shall mean a rule or regulation of the United States Securities and Exchange Commission under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

     (u) "EXCHANGEABLE SHARES" shall mean any exchangeable shares issued to any of the Company's Partners by an indirect subsidiary of Bermudaco that are exchangeable from time to time for Class A Common Shares.

     (v)  "FUTURE RESTRICTIONS" shall have the meaning ascribed to such term in
Section 2.03.

     (w) "IPO DATE" shall mean the closing date of the initial public offering of the Class A Common Shares.

     (x) "LUXCO" shall mean PwC Consulting SCA, a Luxembourg partnership limited by shares (societe en commandite par actions).

     (y) "LUXCO COMMON SHARES" shall mean Class I Common Shares of Luxco.

     (z) "NON-COMPETITION AGREEMENT" shall mean, collectively, any agreements containing confidentiality, non-competition, non-solicitation, no-hire or similar restrictive covenants between the Company and the applicable Covered Person (including such Covered Person's Redemption and Non-Competition Agreement).

     (aa) "PARTNERS" shall mean those persons who are from time to time parties to this Agreement that are employees having the title "Partner" (or any other title that may be used by the Company in any jurisdiction that the Partner Committee determines represents a substantial equivalent thereto) and whose names are, or are required upon election as a Partner of the Company to be, listed on Appendix A hereto.

     (bb) "PARTNERS COMMITTEE" shall have the meaning ascribed to such term in
Section 4.04.

     (cc) "PERMITTED BASKET TRANSACTION" shall mean the purchase or sale of, or the establishment of a long or short position in, a basket or index of securities (or of a derivative financial instrument with respect to a basket or index of securities) that includes securities of the Company, in each case if such purchase, sale or establishment is permitted under the Company's policy on hedging with respect to securities of the Company and other relevant policies, including insider trading policies, as announced from time to time.

     (dd) A "PERSON" shall include, as applicable, any individual, estate, trust, corporation, partnership, limited liability company, unlimited liability company, foundation, association or other entity.

     (ee) "PRELIMINARY VOTE" shall have the meaning ascribed to such term in
Section 4.01.

     (ff) "PRIVATE PLACEMENT LEGEND" shall mean a legend, conspicuously noted on the certificate, agreement or other instrument substantially to the effect that

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE LAWS. NO TRANSFER OF SUCH SECURITIES MAY BE MADE WITHOUT AN OPINION OF COUNSEL, SATISFACTORY TO PWCC LIMITED, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE LAWS OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER AND IN ACCORDANCE WITH OTHER APPLICABLE LAW."


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     (gg) "QUALIFIED EMPLOYEE" shall have the meaning ascribed to such term in
Section 2.02.

     (hh) "RESTRICTED PERSON" shall mean any person that is not (i) an Employee Covered Person or (ii) a director, officer or employee of the Company acting in such person's capacity as a director, officer or employee.

     (ii) "ROLLUP DATE" shall mean, with respect to any Covered Person, the closing date of the transaction by which the consulting business in which he was employed or provided services immediately prior to such time was transferred to the Company in exchange for Common Shares.

     (jj) "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended from time to time.

     (kk) "SOLE BENEFICIAL OWNER" shall mean a person who is the beneficial owner of Covered Shares, who does not share beneficial ownership of such Covered Shares with any other person (other than pursuant to this Agreement, the Non-Competition Agreement or applicable community property laws) and who is the only person (other than pursuant to applicable community property laws) with a direct economic interest in the Covered Shares. An economic interest of the Company (or of any other person with respect to which the Company has expressly agreed in writing) as pledgee shall be disregarded for this purpose. A Covered Person that holds Covered Shares indirectly through a wholly-owned personal holding company shall be considered the "Sole Beneficial Owner" of such Covered Shares; provided that such personal holding company is a Covered Person.

     (ll) "SUBSIDIARY" shall mean any person in which Bermudaco owns, directly or indirectly, at least a majority of the equity, economic or voting interest.

     (mm) "TRANSFER" shall mean any sale, transfer, pledge, hypothecation or other disposition, whether direct or indirect, whether or not for value, and shall include any disposition of the economic risks of ownership of Covered Shares, including short sales of securities of the Company, option transactions (whether physical or cash settled) with respect to securities of the Company, use of equity or other derivative financial instruments relating to securities of the Company and other hedging arrangements with respect to securities of the Company, in each such case other than Permitted Basket Transactions.

     (nn) "TRANSFER RESTRICTIONS" shall have the meaning ascribed to such term in Section 2.01.

     (oo) "UNDERWRITING AGREEMENT" shall mean the agreement dated on or about the date of the initial public offering of the Class A Common Shares, among Bermudaco,

Luxco, the selling shareholders named therein, and the several underwriters named therein.

     (pp) "VOTE" shall include, without limitation, actions taken or proposed to be taken by written consent.

     Section 1.02. Gender. For the purposes of this Agreement, the words "he," "his" or "him" shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.


                                   ARTICLE 2.
                        LIMITATIONS ON TRANSFER OF SHARES

     Section 2.01. Restrictions. Except as expressly set forth in this Agreement, each Covered Person that is or becomes a Covered Person hereunder in connection with the Closing Date applicable to such person agrees, for the benefit of every other Covered Person, that such Covered Person shall at all times be the Sole Beneficial Owner of all Covered Shares beneficially owned by such Covered Person as of the Closing Date applicable to such Person (such requirements with respect to ownership of Covered Shares, collectively, the "TRANSFER RESTRICTIONS").

     Section 2.02. Release of Transfer Restrictions. Notwithstanding Section 2.01, an Employee Covered Person may:

          (i) Commencing on the date that is one (1) year after the Closing Date, Transfer an aggregate (together with all other Transfers made pursuant to this Section 2.02(a)) of up to 20% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the Closing Date;

          (ii) Commencing on the date that is two (2) years after the Closing Date, Transfer an aggregate (together with all other Transfers made pursuant to this Section 2.02(a)) of up to 40% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the Closing Date;

          (iii) Commencing on the date that is three (3) years after the Closing Date, Transfer an aggregate (together with all other Transfers made pursuant to this Section 2.02(a)) of up to 60% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the Closing Date; and

          (iv) Commencing on the date that is four (4) years after the Closing Date, Transfer an aggregate (together with all other Transfers made pursuant to this Section 2.02(a)) of up to 75% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the Closing Date.

     (b) Notwithstanding Section 2.01, a Covered Person may Transfer any Class A Common Shares beneficially owned by such Covered Person as of the Closing Date commencing on the later of (i) the date that is five (5) years after the Closing Date and (ii) if such Covered Person is or has been an employee, the date that such Covered Person ceases to be an employee.

     (c) Notwithstanding Section 2.01, an Employee Covered Person who terminates his employment at the age of 55 or older and is not in contravention of his Non-Competition Agreement (a "QUALIFIED EMPLOYEE") may Transfer the Class A Common Shares beneficially owned by such Qualified Employee as of the Closing Date, subject only to Section 2.03(a) and Section 2.03(b).

     (d) Notwithstanding Section 2.01, a Covered Person who becomes disabled while an employee of the Company (a "DISABLED EMPLOYEE") may Transfer Class A Common Shares beneficially owned by such Disabled Employee as of the applicable Closing Date, subject only to Section 2.03(a) and Section 2.03(b).

     (e) Notwithstanding Section 2.01 (but subject to Section 2.03), an Employee Covered Person may Transfer Class A Common Shares beneficially owned by such person (i) to the extent necessary to pay taxes incurred in connection with the issuance of Covered Shares to such Person on the Rollup Date (unless alternative financing arrangements, which may include loans, are made available by the Company to such Employee Covered Persons to cover such taxes) and (ii) to the extent such Shares were delivered to such Person on or about such Person's Roll-Up Date as payment in respect of such Person's paid-in capital and memorandum accounts or similar capital contributions or loans to, such Person's consulting business (or were issued in exchange for Exchangeable Shares issued in respect thereof). Shares sold pursuant to this Section 2.02(e) shall not be deemed to be Covered Shares beneficially owned by such Employee as of the Closing Date for purposes of Section 2.02(a).

     (f) Notwithstanding Section 2.01, a Covered Person may exchange Exchangeable Shares for Class A Common Shares beginning one year after the applicable Closing Date; provided that, solely for purposes of this Article 2, such Class A Common Shares shall be deemed to have been owned by such Covered Person as of the applicable Closing Date.

     (g) Notwithstanding Section 2.01, a Covered Person may Transfer Class A Common Shares beneficially owned by such Covered Person as of the Closing Date pursuant to bona fide pledges of Class A Common Shares (i) to the Company to secure obligations under his Non-Competition Agreement or (ii) approved in advance by Bermudaco in writing and, in each case, any sales or foreclosures thereunder; provided that, in the case of clause (ii), the pledgee has agreed in writing with Bermudaco (any such agreement to be satisfactory to Bermudaco in its sole discretion) that Bermudaco shall have a right of first refusal to purchase such Class A Common Shares at the then-current market price prior to any sale of such Class A Common Shares by such pledgee.

     Section 2.03. Certain Additional Restrictions.

     (a) Each Covered Person agrees, for the benefit of every other Covered Person, that such Covered Person will comply, with respect to all Common Shares beneficially owned by such Covered Person, with the restrictions on Transfer relating to Common Shares imposed by the lock-up provisions of the Underwriting Agreement that are expressly applicable to Partners, whether or not such provisions refer to such Covered Person by name.

     (b) Each Covered Person agrees, for the benefit of every other Covered Person, that, upon notice from Bermudaco, such Covered Person will comply, with respect to all Common Shares beneficially owned by such Covered Person, with any future restrictions on Transfer relating to Common Shares imposed by or with the consent of Bermudaco and notified to such Covered Person from time to time in connection with any future offerings of securities of the Company, whether by the Company or by any securityholder thereof and whether or not such restrictions on transfer refer to such Covered Person by name (such restrictions, collectively, "FUTURE RESTRICTIONS"); provided that such Future Restrictions are no more onerous than restrictions agreed to by Bermudaco in such offering. Notwithstanding the immediately preceding sentence, Covered Persons that are not Employee Covered Persons shall not be required to comply with such Future Restrictions on Transfer relating to Common Shares that are not Covered Shares.

     (c) Each Covered Person agrees for the benefit of every other Covered Person that, for so long as such Covered Person is an Employee Covered Person, such Covered Person will comply with any restrictions on Transfer relating to Common Shares imposed by the Company and notified to such Covered Person from time to time pursuant to the Company's insider trading policies from time to time.

     Section 2.04. Minimum Ownership Requirement. Each person who becomes an Employee Covered Person following the IPO Date (other than any Person becoming a Covered Person on the Closing Date with respect to the consulting business in which such person was employed or provided services immediately prior to such closing) agrees that such person shall be the Sole Beneficial Owner of such number of Class A Common Shares (or options to acquire such securities) as may be required by the Company pursuant to written policies adopted by it from time to time and notified to such Employee Covered Person.

     Section 2.05. Holding of Covered Shares In Custody and/or In Nominee Name; Legend on Certificates; Entry of Stop Transfer Orders. Each Covered Person understands and agrees that all Covered Shares beneficially owned by such Covered

Person (in each case other than Covered Shares held of record by a trustee in a compensation or benefit plan administered by the Company and other Covered Shares that have been pledged to the Company (or to a third party agreed to in writing by Bermudaco) to secure the performance of such Covered Person's obligations under any agreement with the Company (or with any other person with respect to which Bermudaco has expressly agreed to in writing)) shall, at the sole discretion of the Partners Committee, be registered in the name of a nominee for such Covered Person and/or shall be held in the custody of a custodian until otherwise determined by the Partners Committee, or until such time as such Covered Shares are released pursuant to Section 2.05(e) or Section 2.05(f), and, by his signature hereto, each Covered Person appoints the Partners Committee, and each of the members thereof individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact to assign, endorse and register for transfer into such nominee's name or deliver to such custodian any such Covered Shares that are not so registered or so held, as the case may be, and to enter into any custody agreement with respect to such Covered Shares, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 2.05(a) as such Covered Person might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. It is understood and agreed by each such Covered Person that this appointment, empowerment and authorization may be exercised by the aforementioned persons with respect to all Covered Shares beneficially owned by such Covered Person but held of record by another person (including through delivery of instructions to the record holder to deliver such securities to, or register such securities (or a securities entitlement in respect thereto) in the name of, such nominee or custodian), for the period beginning on the date hereof and ending on the date this Agreement shall have been terminated pursuant to
Section 6.01(a). The form of the custody agreement and the identity of the custodian and/or nominee shall be as determined by the Partners Committee in their sole discretion from time to time.

     (b) Whenever any nominee holder shall receive any dividend or other distribution in respect of any Covered Shares that is paid in a form other than in Covered Shares, the Partners Committee will give or cause to be given notice or direction to the applicable nominee and/or custodian referred to in Section 2.05(a) to permit the prompt distribution of such dividend or distribution to the beneficial owner of such Covered Shares, net of any tax withholding amounts required to be withheld by the nominee, unless the distribution of such dividend or distribution is restricted by the terms of another agreement between the Covered Person and the Company (or with any other person with respect to which Bermudaco has expressly agreed in writing) known to the Partners Committee.

     (c) Each Covered Person understands and agrees that any share certificate representing Covered Shares beneficially owned by such Covered Person, and any agreement or other instrument evidencing restricted share units, options or other rights to receive or acquire Covered Shares beneficially owned by such Covered Person, will bear (i) a Private Placement Legend (unless issued in a transaction registered under the Securities Act or Bermudaco determines such legend is no longer required to ensure compliance with applicable law) and (ii) a legend noted conspicuously on each such certificate, agreement or other instrument reading substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A VOTING AGREEMENT AMONG PwCC LIMITED AND THE PERSONS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF PwCC LIMITED AND WHICH, AMONG OTHER MATTERS, PLACES RESTRICTIONS ON THE DISPOSITION AND VOTING OF SUCH SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE THEREWITH."

     (d) Each Covered Person (i) agrees that the Board of Directors may, and may cause any transfer agent to, refuse to register the Transfer of Covered Shares subject to Transfer Restrictions and/or bearing a Private Placement Legend except in compliance with this Agreement and (ii) consents to the entry of stop transfer orders against the transfer of Covered Shares subject to Transfer Restrictions and/or bearing a Private Placement Legend except in compliance with this Agreement.

     (e) All Covered Shares of each Covered Person who is not an Employee Covered Person which are permitted to be Transferred without contravening any Transfer Restrictions shall be released, pursuant to procedures to be developed by the Partners Committee, to or at the direction of such Covered Person free and clear of all restrictions and legends described in this Section 2.05 (other than the Private Placement Legend, unless Bermudaco determines that such legend is no longer required to comply with the Securities Act and other applicable law).

     (f) A specified number of Covered Shares of an Employee Covered Person shall be released, pursuant to procedures to be developed by the Partners Committee, upon the request of such Employee Covered Person and to or at the direction of such Employee Covered Person (free and clear of all restrictions and legends described in this Section 2.05 other than the Private Placement Legend, unless Bermudaco determines that such legend is no longer required to comply with the Securities Act and other applicable law); provided that such request is accompanied by a certificate of such requesting Employee Covered Person (i) indicating such requesting Employee Covered Person's intention to Transfer promptly such specified number of Covered Shares and (ii) establishing that such specified number of Covered Shares are then permitted to be Transferred without contravening any Transfer Restrictions (which evidence must be satisfactory to the Partners Committee). Any Covered Shares not transferred as intended shall be returned to custody.


                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     Section 3.01. Representations And Warranties.

     Each Covered Person severally represents and warrants that:

          (i) such Covered Person has (and with respect to Covered Shares to be acquired in the future, will have) good, valid and marketable title to the Covered Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, another agreement with the Company, or any other agreement with another person to which Bermudaco has expressly agreed in writing, by which such Covered Person is bound and to which the Covered Shares are subject;

          (ii) there are no actions, suits or proceedings pending, or, to the knowledge of such Covered Person, threatened against or affecting such Covered Person or such Covered Person's assets in any court or before or by any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of such Covered Person to perform or comply with this Agreement;

          (iii) such Covered Person understands that his ability to transfer the Covered Shares is subject to legal and contractual restrictions and that the Covered Shares may not have been registered under the Securities Act, and that he is holding the Covered Shares for his own account, for investment, and not for distribution, assignment or resale to others, and no other person has any direct or indirect beneficial interest in such shares (other than the Company or at the express written consent of Bermudaco and other than with respect to any Employee Covered Shares the Transfer of which has been approved by the Partners Committee pursuant hereto) and that he will comply with the Securities Act and other applicable law in connection with any Transfer;

          (iv) no statement, representation or warranty made by such Covered Person in this Agreement, nor any information provided by such Covered Person for inclusion in a report filed pursuant to Section 5.04 or in a registration statement filed by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained in this Agreement or information provided therein not misleading; and

          (v) such Covered Person has not granted and shall not grant, and has not instructed and will not instruct any registered holder of such shares to grant, any proxy, and that such Covered Person has not and shall not become a party to any voting trust or other agreement, in either case which is inconsistent with, conflicts with, or violates any provision of this Agreement.

     Each Covered Person that is not a natural person additionally severally represents and warrants that:

          (i) such Covered Person is duly organized and validly existing in good standing under the laws of the jurisdiction of such Covered Person's formation;

          (ii) such Covered Person has full right, power and authority to enter into and perform this Agreement; and

          (iii) the execution and delivery of this Agreement and the performance of the transactions contemplated herein and therein have been duly authorized, and no further proceedings on the part of such Covered Person are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed and delivered by such Covered Person.

     Each Covered Person severally agrees that the foregoing provisions of this
Article 3 shall be continuing representations and warranties of such Covered Person during the period that such person shall be a Covered Person and Common Shares of such person shall be Covered Shares, and such Covered Person shall take all actions as shall from time to time be necessary to cure any breach or violation and to obtain any authorizations, consents, approvals and clearances in order that such representations and warranties shall be true and correct during such period.


                                   ARTICLE 4
                                VOTING AGREEMENT

     Section 4.01. Preliminary Vote of Employee Covered Persons. Prior to any vote of the shareholders of Bermudaco (or of any class of shareholders of Bermudaco), there shall be a separate, preliminary vote on each matter upon which a shareholder vote is proposed to be taken (each, a "PRELIMINARY VOTE"), of the Covered Shares beneficially owned by all Employee Covered Persons at the time in question that are Common Shares (such Covered Shares at any such time, the "EMPLOYEE COVERED SHARES") (or of the relevant class of Covered Shares). If an Employee Covered Person Transfers beneficial ownership of any Employee Covered Shares to another person but retains the sole power and authority with respect to the voting of such shares (such as a Transfer to a trust for which the Employee Covered Person is the trustee), the Partners Committee may, at the request of such Employee Covered Person, or by the adoption of a policy applicable to all Employee Covered Persons, deem that such shares shall continue to be such Employee Covered Person's "EMPLOYEE COVERED SHARES"; provided that the Partners Committee may impose any conditions that it shall determine in its sole discretion, including without limitation, the requirement that such shares shall be held in custody and/or in nominee name pursuant to Section 2.05. The Preliminary Votes, and other votes and proposed actions of the Employee Covered Persons contemplated hereby, shall be conducted pursuant to procedures established from time to time by the Partners Committee. Unless otherwise provided by the Partners Committee, (i) notice of any Preliminary Vote shall be provided to the Employee Covered Persons at least 10 days and no more than 60 days before the date scheduled for such vote, and (ii) the presence, in person or by proxy, of the holders of a majority of the votes carried by the Employee Covered Shares outstanding shall constitute a quorum for the transaction of business. Provisions hereof relating to Preliminary Votes do not in any way bind Bermudaco or the conduct of its general meetings.

     Section 4.02. Voting of The Employee Covered Shares. (a) Other than as set forth in Section 4.02(b) and (c), in the case of any vote of the shareholders (or of any class of shareholders) of Bermudaco, every Employee Covered Share shall be voted in the same way as the majority of the votes cast on the matter in question by the Employee Covered Shares in the Preliminary Vote.

          (b) In the case of any vote of the shareholders of Bermudaco with respect to elections of directors, every Employee Covered Share shall be voted in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest numbers of votes cast by the Employee Covered Shares in the Preliminary Vote.

          (c) In the case of any vote of the shareholders of Bermudaco with respect to (i) any amendment to Bermudaco's memorandum of association or bye-laws, (ii) any business combination, amalgamation, discontinuance, winding up or dissolution of Bermudaco or (iii) any sale, lease, or exchange by Bermudaco of all or substantially all of its property and assets, every Employee Covered Share shall be voted against such proposal unless two-thirds (2/3) of the total votes carried by the outstanding Employee Covered Shares vote in favor of such proposal in the Preliminary Vote, in which case every Employee Covered Share shall be voted for such proposal.

          (d) Each Covered Person agrees to take all actions necessary or appropriate to effectuate the foregoing agreements in this Section 4.02.

          (e) In any Preliminary Vote or other vote hereunder, each Covered Share shall have the same number of votes as it would have in any vote of the shareholders of Bermudaco.

Section 4.03 . Irrevocable Proxy And Power of Attorney. By his signature hereto (or to a joinder agreement in the form of Exhibit A), each Covered Person hereby:

          (i) gives the Partners Committee, and each member thereof individually, with full power of substitution and resubstitution, an irrevocable proxy and instruction to vote or otherwise act upon any vote of the shareholders of Bermudaco with respect to all of the Covered Person's Employee Covered Shares, as fully, to the same extent and with the same effect as such Covered Person might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Bermuda company;

          (ii) directs that such proxy shall be voted in connection with such matters as are the subject of a Preliminary Vote as provided in this Agreement in accordance with such Preliminary Vote;

          (iii) authorizes the holder of such proxy to vote on such other matters as may come before a meeting of shareholders of Bermudaco or any adjournment thereof and as are related, directly or indirectly, to the matter which was the subject of the Preliminary Vote as the aforementioned persons see fit in their discretion but in a manner consistent with the Preliminary Vote; and

          (iv) authorizes the holder of such proxy to vote on such other matters as may come before a meeting of shareholders of Bermudaco or any adjournment thereof (including matters related to adjournment thereof) as the aforementioned persons see fit in their discretion but not to cast any vote under this clause (iv) which is inconsistent with the Preliminary Vote or which would achieve an outcome that would frustrate the intent of the Preliminary Vote.

     Each such Covered Person hereby affirms that this proxy is given as a term of this Agreement and as such is coupled with an interest and is irrevocable. It is further understood and agreed by each such Covered Person that this proxy may be exercised by the aforementioned persons with respect to all Employee Covered Shares of such Covered Person for the period beginning on the date hereof and ending on the date this Agreement shall have been terminated pursuant to paragraph (a) of Section 6.01

     (b) By his signature hereto, each Covered Person appoints the Partners Committee, and each member thereof individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact to direct (including without limitation to direct the completion of any proxy), in accordance with the provisions of this Article 4, the voting of any Employee Covered Shares held of record by any other person but beneficially owned by such Covered Person, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of
Section 4.02 and Section 4.03(a) as such Covered Person might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. It is understood and agreed by each such Covered Person that this appointment, empowerment and authorization may be exercised by the aforementioned persons with respect to all Employee Covered Shares of such Covered Person, and held of record by another person, for the period beginning on the date hereof and ending on the date this Agreement shall have been terminated pursuant to Section 6.01(a).

     Section 4.04. Partners Committee. (a) The "PARTNERS COMMITTEE", as of any time, shall consist of the members of the Board of Directors who are also Partners of the Company and who agree to serve as members of the Partners Committee. If there are fewer than three individuals who are both Partners and members of the Board of Directors, then such directors shall select such Bermudaco executive officers that are Partners as they shall choose to serve as members of the Partners Committee to ensure there are at least three members of the Partners Committee. If there are no individuals who are both Partners and members of the Board of Directors, then the chief executive officer of Bermudaco shall serve as a member of the Partners Committee together with such other executive officers of Bermudaco that are Partners as he shall choose. The members of the Partners Committee from time to time will be party to this Agreement in their capacities both as Covered Persons and as Partners Committee.

     (b)  (i)   Except as otherwise provided in this Agreement, all
determinations necessary or advisable under this Agreement (including determinations of beneficial ownership) shall be made by the Partners Committee, whose determinations shall be final and binding. The Partners Committee's determinations under this Agreement and actions (including waivers) hereunder need not be uniform and may be made selectively among Covered Persons (whether or not such Covered Persons are similarly situated).

          (ii) Each Covered Person recognizes and agrees that each of the members of the Partners Committee in acting hereunder shall at all times be acting in their individual capacities and not as directors or officers of the Company and in so acting or failing to act shall not have any fiduciary duties to the Company or the Covered Persons as members of the Partners Committee by virtue of the fact that one or more of such members may also be serving as a director or officer of the Company or otherwise. Each Covered Person consequently recognizes that for a member of the Partners Committee to also serve as a director or officer of the Company does not constitute a conflict.

          (iii) The Partners Committee shall act through a majority vote of its members. Such actions may be taken in person at a meeting or by a written instrument signed by a majority of the members. Meetings of the Partners Committee may be held by such telephonic or other electronic means as the Partners Committee may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting. The Partners Committee may conduct its activities pursuant to such procedures not inconsistent with the foregoing that it may establish from time to time.

     (c) To the extent not addressed in this Agreement, the Partners Committee shall (i) attend as proxy, or cause a person designated by it and acting as lawful proxy to attend as proxy, each meeting of the shareholders of Bermudaco and to vote or to cause such designee to vote the Employee Covered Shares over which they have the power to vote in accordance with the results of the Preliminary Vote as set forth in Section 4.02 and Section 4.03, and (ii) develop procedures governing Preliminary Votes and other votes and actions to be taken pursuant to this Agreement, including without limitation, procedures relating to the establishment of record dates. To the extent the bye-laws of Bermudaco so allow, the Partners Committee or its designee may attend a meeting of the shareholders of Bermudaco telephonically or by other electronic means.


                                   ARTICLE 5
                         OTHER AGREEMENTS OF THE PARTIES

     Section 5.01. Standstill Provisions. (a) Each Covered Person agrees for the benefit of every other Covered Person that, for so long as such Covered Person is an Employee Covered Person, such Covered Person shall not, directly or indirectly, alone or in concert with any other person, (i) "solicit", or in any way "participate" in, any "solicitation" of "proxies" (as such terms are defined in Exchange Act Rule 14a-1) relating to any securities of the Company to or with any Restricted Person; (ii) deposit any Covered Shares in a voting trust or subject any Covered Shares to any voting agreement or arrangement, in either case, that includes as a party any Restricted Person; (iii) form, join or in any way participate in a group (as contemplated by Exchange Act Rule 13d-5(b)) with respect to any securities of the Company (or any securities the ownership of which would make the owner thereof a beneficial owner of securities of the Company (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d-5)) that includes as a party any Restricted Person; (iv) make any announcement subject to Exchange Act Rule 14a-1(l)(2)(iv) to any Restricted Person; (v) initiate or propose any "shareholder proposal" subject to Exchange Act Rule 14a-8; (vi) together with any Restricted Person, make any offer or proposal to acquire any securities or assets of the Company or solicit or propose to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving, or any change in control of, Bermudaco, its Subsidiaries or any of their respective securities or assets; (vii) together with any Restricted Person, seek the removal of any directors or a change in the composition or size of the Board of Directors;
(viii) together with any Restricted Person, in any way participate in a call for any special meeting of the shareholders of Bermudaco; or (ix) assist, advise or encourage any person with respect to, or seek to do, any of the foregoing.

     Section 5.02. Repurchase And Transfer of Class X Common Shares. (a) Bermudaco agrees with each Covered Person that it shall not exercise its right pursuant to its bye-laws to repurchase any Class X Common Shares of a holder if such repurchase would reduce the number of Class X Common Shares held by such holder to a number that is less than the sum of (i) the number of Luxco common shares held by such holder and (ii) the number of Exchangeable Shares held by such holder.

     (b) Bermudaco represents and warrants that, by its execution and delivery hereof as authorized by its Board of Directors, the Board of Directors has consented to any proposed transfers of Class X Common Shares by Covered Persons approved hereunder by the Partners Committee. No Covered Person may Transfer any Class X Common Shares except with the prior approval of the Partners Committee.

     Section 5.03. Indemnification And Expenses. (a) To the fullest extent permitted by law, Bermudaco agrees that it will indemnify and hold harmless each of the members of the Partners Committee, acting as such, against any judgments, fines, losses, claims, damages or liabilities incurred by them in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters that pertain to this Agreement or the transactions contemplated hereby, except to the extent arising from such member's own gross negligence or willful misconduct.

     (b) Bermudaco shall be responsible, to the extent permitted by law, for all expenses of the Partners Committee incurred in the operation and administration of this Agreement, including expenses of proxy solicitation for, and the taking of, any Preliminary Vote, expenses incurred in preparing appropriate filings and correspondence with the United States Securities and Exchange Commission or other securities regulators, lawyers', accountants', agents', consultants', experts', investment banking and other professionals' fees, expenses incurred in enforcing the provisions of this Agreement, expenses incurred in maintaining any necessary or appropriate books and records relating to this Agreement and expenses incurred in the preparation of amendments to and waivers of provisions of this Agreement.

     (c) Each Covered Person shall be responsible for all expenses of such Covered Person incurred in connection with the compliance by such Covered Person with his obligations under this Agreement, including expenses incurred by the Partners Committee or Bermudaco in enforcing against such Covered Person the provisions of this Agreement relating to such obligations.

     Section 5.04. Filing of Schedule 13D or 13G. (a) In the event that any or all Covered Persons is required to file a report of beneficial ownership on
Schedule 13D or 13G under the Exchange Act with respect to the Common Shares beneficially owned by such person or persons (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d-5), such Covered Person agrees for the benefit of every other Covered Person that, unless otherwise directed by the Partners Committee, such Covered

Person will not file a separate such report, but will file a report together with the other Covered Persons, containing the information required by the Exchange Act, and such Covered Person understands and agrees that such report shall be filed on his behalf by the Partners Committee or any member or designee thereof. Such Covered Person shall cooperate fully with the other Covered Persons and the Partners Committee to achieve the timely filing of any such report and any amendments thereto as may be required, and such Covered Person agrees that any information concerning such Covered Person which such Covered Person furnishes in connection with the preparation and filing of such report will be complete and accurate.

     By his signature hereto, each Covered Person appoints the Partners Committee and each member thereof from time to time individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact to execute such reports on Schedule 13D or 13G and any and all amendments thereto and to file such reports with all exhibits thereto and other documents in connection therewith with the United States Securities and Exchange Commission and, if necessary, foreign regulators, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 5.04 as such Covered Person might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. Each Covered Person hereby further designates such attorneys as such Covered Person's agents authorized to receive notices and communications with respect to such reports and any amendments thereto. It is understood and agreed by each such Covered Person that this appointment, empowerment and authorization may be exercised by the aforementioned persons for the period beginning on the date hereof and ending on the date such Covered Person is no longer subject to the provisions of this Agreement (and shall extend thereafter for such time as is required to reflect that such Covered Person is no longer a party to this Agreement).

     Section 5.05. Adjustment Upon Changes In Capitalization; Adjustments Upon Changes Of Control; Representatives, Successors And Assigns. (a) In the event of any change in the outstanding Common Shares or Exchangeable Shares by reason of bonus issues, stock dividends, stock splits, share sub-divisions, reverse stock splits, share consolidations, spin-offs, split-ups, recapitalizations, amalgamations, combinations, exchanges of shares and the like, the term "Covered Shares" shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Covered Shares. Upon the occurrence of any event described in the immediately preceding sentence, the Partners Committee shall make such adjustments to or interpretations of the provisions of Section 2.01, Section
2.02 and Section 2.04 (and, if they so determine, any other provisions hereof) as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Partners Committee deem it desirable, any such adjustments may take effect from the record date, the "when issued trading date", the "ex dividend date" or another appropriate date.

     (b) In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving the Company or any of its securities or assets as a result of which the Covered Persons shall hold voting securities of a different entity, the Covered Persons agree that this Agreement shall also continue in full force and effect with respect to such voting securities of such other entity formerly representing or distributed in respect of Common Shares, and the terms "Class A Common Shares," "Covered Shares," "Common Shares", "Employee Covered Shares," and "Bermudaco" and "Company," shall refer to such voting securities formerly representing or distributed in respect of Common Shares and such entity, respectively. Upon the occurrence of any event described in the immediately preceding sentence, the Partners Committee shall make such adjustments to or interpretations of the restrictions of Section 2.01 (and, if they so determine, any other provisions hereof) as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Partners Committee deem it desirable, any such adjustments may take effect from the record date or another appropriate date.

     (c) In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Luxco or an issuer of the Exchangeable Shares or any of their respective securities or assets as a result of which the holders of Luxco common shares or Exchangeable Shares shall hold voting securities of an entity other than Luxco or such issuer of the Exchangeable Shares, the holders of Luxco common shares and Exchangeable Shares agree that the terms "Luxco common shares," and "Exchangeable Shares" shall refer to such voting securities formerly representing or distributed in respect of Luxco common shares and Exchangeable Shares. Upon the occurrence of any event described in the immediately preceding sentence, the Partners Committee shall make such adjustments to or interpretations of the restrictions of Section 2.01 (and, if they so determine, any other provisions hereof) as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Partners Committee deem it desirable, any such adjustments may take effect from the record date or another appropriate date.

     (d) This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons (and Bermudaco in the event of a transaction described in Section 5.05(b) or Section 6.10); provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder without the prior written consent of Bermudaco, and any assignment by a Covered Person without such consent shall be void; provided, further, that no assignment of this Agreement by Bermudaco or to a successor of Bermudaco (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of Bermudaco substantially as an entirety or pursuant to Section 6.10 hereof.

     Section 5.06. Further Assurances. Each Covered Person agrees for the benefit of every other Covered Person to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this Agreement.

     Section 5.07. Obligation To Deliver Registered Shares Upon Exchange Of Exchangeable Shares. Unless not permitted by applicable law, as promptly as possible after the first anniversary of the Rollup Date with respect to any consulting business in respect of which Exchangeable Shares have been issued, the Company shall prepare and file with the Securities and Exchange Commission a registration statement on an appropriate form under the Securities Act, registering Bermudaco Class A Common Shares issuable to Covered Persons who were issued such shares in respect of such business upon exchange of their Exchangeable Shares pursuant to the terms thereof. The Company shall use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as possible thereafter and to maintain the effectiveness of the registration statement (and file any supplements or amendments to the prospectus contained therein as are necessary to permit the registration to be used in connection with such redemptions) until such time as all Exchangeable Shares held by all Covered Persons with respect to such business have been redeemed; provided that the Company may postpone effecting the registration pursuant to this Section, and may suspend use of the registration statement, at any time for a period not exceeding 90 days (provided, however, that the Company may not suspend use of the registration statement more than two times in any 365 day period), if the Company determines that effecting the registration or permitting use of the registration statement would not be in the best interests of the Company.


                                   ARTICLE 6
                                  MISCELLANEOUS

     Section 6.01. Term of The Agreement; Termination of Certain Provisions. The term of this Agreement shall be for 50 years from the date hereof unless this Agreement is earlier terminated by the affirmative vote of not less than 662/3% of the votes carried by the Employee Covered Shares at the time of such termination. The Partners Committee may hold a vote of the Employee Covered Shares to terminate this Agreement. If this Agreement is terminated prior to the expiration or termination of the Transfer Restrictions referred to in Section 2.01, such restrictions on transfer shall survive and continue to apply in accordance with the provisions of Article 2 unless waived or terminated as provided in Section 6.02(d) or Section 6.02(e). If this Agreement is terminated prior to the expiration or termination of the restrictions on transfer referred to in Section 2.03(a) or Section 2.03(b), such restrictions on transfer shall survive and continue to apply in accordance with the provisions of the Underwriting Agreement or other applicable agreement referred to in Section 2.03(a) or Section 2.03(b) unless waived or terminated as provided in such Underwriting Agreement or other applicable agreement.

     (b)  Unless this Agreement has previously been terminated pursuant to
Section 6.01(a), any Covered Person who ceases to be an employee for any reason other than death shall continue to be bound by all the provisions of this Agreement until such time as such Covered Person holds all Covered Shares free from Transfer Restrictions. Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Section 4.04, Sections 5.02 through 5.06 and Sections 6.02 through 6.11 (the "CONTINUING PROVISIONS"), and such Covered Person's name shall be removed from Appendix A to this Agreement.

     (c)  Unless this Agreement has previously been terminated pursuant to
Section 6.01(a), the estate of any Covered Person who dies shall from and after the date of such death be bound only by the restrictions on transfer imposed by
Section 2.03(a) and (b) and the Continuing Provisions; and upon the expiration of the restrictions in Section 2.03(a) and (b), the estate of such Covered Person shall no longer be bound by the provisions of this Agreement (other than the Continuing Provisions), and such Covered Person's name shall be removed from Appendix A to this Agreement.

     Section 6.02. Amendments and Waivers. (a) Except as provided in Section 5.05, this Section 6.02 or Section 6.10, provisions of this Agreement may be amended only by the affirmative vote of 662/3% of the votes carried by the Employee Covered Shares. The Partners Committee may hold a vote of the Employee Covered Shares to amend or waive this Agreement.

     (b) In addition to any other vote or approval that may be required under this Section 6.02, any amendment of this Section 6.02(b), Section 4.04, Section
5.03 or Section 6.02(e) or any other provision the amendment (or addition) of which has the effect of materially changing the rights or obligations of the Partners Committee hereunder shall require the approval of the Partners Committee.

     (c) In addition to any other vote or approval that may be required under this Section 6.02, any amendment or waiver to this Section 6.02(c) or to the Transfer Restrictions that would make such Transfer Restrictions materially more onerous to a Covered Person will not be enforceable against that Covered Person unless that Covered Person has consented to such amendment.

     (d) In addition to any other vote or approval that may be required under this Section 6.02, any amendment or waiver that has the effect of amending or waiving the provisions of Section 2.01, Section 2.02, Section 2.03, Section 2.04, Section 5.05, Section 5.07, this Section 6.02(d) or Section 6.02(e) or any other amendment of this Agreement that has the effect of changing the obligations of Bermudaco hereunder to make such obligations materially more onerous to Bermudaco shall require the approval of Bermudaco.

     (e) Notwithstanding the foregoing, the Partners Committee may waive the Transfer Restrictions and the other provisions of this Agreement to permit (A) Covered

Persons to participate as sellers in underwritten public offerings of, and share repurchase programs and tender offers by the Company for, Common Shares; (B) Transfers of Covered Shares to organizations described in Section 501(c)(3) of the Code, including gifts to "private foundations" subject to the requirements of Section 509 of the Code or comparable provisions of the laws of other countries; (C) Transfers of Covered Shares held in employee benefit plans of the Company either generally or in particular situations; and (D) particular Covered Persons, a particular class of Covered Persons or all Covered Persons to Transfer Covered Shares in particular situations (such as Transfers to family members, partnerships or trusts), but not generally; provided that in each of
(A) through (D), waivers of the restrictions imposed by Section 2.03 shall also require the prior written consent of Bermudaco.

     (f) In connection with any waiver granted under this Agreement, the Partners Committee or the Employee Covered Persons proposing the waiver pursuant to this Section 6.02, may impose such conditions as they determine on the granting of such waivers.

     (g) Each party hereto understands that it is intended that each Partner of the Company will be a Covered Person under this Agreement or will become a Covered Person upon his appointment to such position by executing and delivering a joinder agreement in the form of Exhibit I hereto, and each party hereto further understands that from time to time certain other persons may become Covered Persons and certain Covered Persons will cease to be bound by the provisions of this Agreement pursuant to the terms hereof. Accordingly, this Agreement may be amended by the Partners Committee from time to time and without the approval of any other person, but solely for the purposes of (i) adding to Appendix A such persons as shall be made party to this Agreement by executing and delivering a joinder agreement or shall (A) be elected Partners of the Company in accordance with applicable procedures and (B) execute an agreement agreeing to be bound by this Agreement, such addition to be effective as of the time of such action or election and (ii) removing from Appendix A such persons as shall cease to be bound by the provisions of this Agreement pursuant to
Section 6.01(b) or Section 6.01(c), which additions and removals shall be given effect from time to time by appropriate changes to Appendix A.

     (h) Any amendment to this Agreement approved in accordance with the terms hereof shall be binding upon all persons who are Covered Persons as of the date of such approval or who subsequently become a party hereto.

     (i) The failure of Bermudaco or the Partners Committee at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by Bermudaco or the Partners Committee of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

     (j) Notwithstanding the foregoing, the Partners Committee may amend this Agreement to comply with any requirements of the U.S. Securities and Exchange Commission imposed in connection with the delivery of a no-action letter stating that the Covered Persons need not comply with the reporting obligations under
Section 16 of the Exchange Act that would otherwise arise as a result of this Agreement.

     Section 6.03. Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 6.04. Resolution of Disputes. (a) The Partners Committee shall have the sole and exclusive power to enforce the provisions of this Agreement. The Partners Committee may in their sole discretion direct Bermudaco to pursue such enforcement, and Bermudaco agrees to pursue such enforcement as directed by the Partners Committee.

     (b) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce before a single arbitrator, subject to the following. The seat of arbitration shall be England. However, hearings may be held in New York, London or Geneva, as the party against who the arbitration is sought shall specify or agree or, in the absence of such specification or agreement within 15 days of the request for arbitration, as the arbitrator shall decide. The parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within fifteen (15) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

     Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

     (c) Notwithstanding the provisions of Section 6.04(b), the Partners Committee may bring, or may cause Bermudaco to bring, on behalf of the Partners Committee or on behalf of one or more Covered Persons, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this Section 6.04(c), each Covered Person (i) expressly consents to the application of Section 6.04(d) to any such action or proceeding,

(ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Counsel of Bermudaco, c/o Bermudaco, c/o PwC Consulting, 1301 Avenue of the Americas, New York, NY 10019 (or, if different, the then-current principal business address of the duly appointed General Counsel of Bermudaco) as such Covered Person's agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Covered Person of any such service of process, shall be deemed in every respect effective service of process upon the Covered Person in any such action or proceeding.

     (d) EACH COVERED PERSON HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE STATE AND CITY OF NEW YORK, BOROUGH OF MANHATTAN, UNITED STATES OF AMERICA FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (C) OF THIS SECTION 6.04, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to recognize or enforce an arbitration award. The parties acknowledge that the forums designated by this Section 6.04(d) have a reasonable relation to this Agreement, and to the parties' relationship with one another.

          (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Section 6.04(d)(i) and such parties agree not to plead or claim the same.

     Section 6.05. Relationship of Parties. (a) The terms of this Agreement are not intended to create a separate entity for United States federal or state income tax purposes or under the laws of any other jurisdiction. Nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them.

     (b) Nothing in this Agreement shall confer upon any Covered Person the right to continue in the employment of or provide services to the Company or any of its affiliates or to be entitled to any remuneration or benefits not set forth in this Agreement or to interfere with or limit in any way the right of the Company or any of its affiliates to terminate such employment or services.

     Section 6.06. Notices. (a) Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand, first class mail or facsimile to a party at its address as indicated below:

          If to a Covered Person,

               c/o Bermudaco
               c/o PwC Consulting
               1301 Avenue of the Americas
               New York, NY 10019
               Facsimile: 646-394-6772
               Attention: General Counsel

(or, if different, the then-current principal business address of the duly appointed General Counsel of Bermudaco).

          If to the Partners Committee,

               c/o Bermudaco
               c/o PwC Consulting
               1301 Avenue of the Americas
               New York, NY 10019
               Facsimile: 646-394-6772
               Attention: General Counsel

(or, if different, the then-current principal business address of the duly appointed General Counsel of Bermudaco)

and

          If to Bermudaco,

               c/o PwC Consulting
               1301 Avenue of the Americas
               New York, NY 10019
               Facsimile: 646-394-6772
               Attention: General Counsel

(or, if different, the then-current principal business address of the duly appointed General Counsel of Bermudaco).

     Bermudaco shall be responsible for notifying each Covered Person of the receipt of a communication, demand or notice under this Agreement relevant to such Covered Person, in writing, at the address of such Covered Person then in the records of Bermudaco (and each Covered Person shall notify Bermudaco of any change in such address for communications, demands and notices) or by electronic mail to the principal electronic address of such person maintained by the Company.

     (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by facsimile or electronic mail.

     Section 6.07. Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

     Section 6.08. Right to Determine Tender Confidentiality. In connection with any tender or exchange offer for all or any portion of the outstanding Common Shares, subject to compliance with all applicable restrictions on Transfer in this Agreement or any other agreement with the Company, each Covered Person shall have the right to determine confidentially whether such Covered Person's Covered Shares will be tendered in such tender or exchange offer.

     Section 6.09. No Third-party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

     Section 6.10. Amendments To Effect Reorganization. The parties understand that there may be a restructuring of the proposed roll-up transactions to occur on the IPO Date that may result in Bermudaco being reorganized as (or its rights and liabilities assumed by) a corporation organized under the laws of any of the United States of America or the United Kingdom. Notwithstanding anything to the contrary contained herein, Bermudaco and the Partners Committee may, without the consent of any Covered Person hereunder, make such amendments or modifications to this agreement in connection with any such restructuring (including the assignment of the rights and liabilities granted to Bermudaco hereunder to such new corporation) as they deem necessary or desirable to carry out the intent of the provisions hereof.

     Section 6.11. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     Section 6.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Voting Agreement as of the date first above written.

                                        PwCC LIMITED


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


[Signature blocks of Covered Persons set forth separately.]

                                        By
                                           -------------------------------------
                                           Name:

                                                                      APPENDIX A

                                 COVERED PERSONS

                                                                       EXHIBIT I


                                JOINDER AGREEMENT

     This Joinder Agreement (this "JOINDER AGREEMENT") is made as of the date written below by the undersigned (the "JOINING PARTY") in accordance with the Voting Agreement dated as of April 30, 2002 (the "AGREEMENT") among PwCC Limited and the Covered Persons party thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, in this Joinder Agreement shall have the meaning ascribed to such terms in the Agreement.

     The undersigned Joining Party hereby acknowledges, agrees and confirms that, by execution of this Joinder Agreement, the Joining Party shall be deemed to be a Covered Person party to the Agreement as of the date hereof and shall have all of the rights and obligations of a "Covered Person" thereunder as if the undersigned had executed the Agreement. The Joining Party hereby agrees to be bound by, all of the terms, provisions and conditions contained in the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.



Date: ___________ ___, ______



                                        [NAME OF JOINING PARTY]



                                        ----------------------------------------




                                       31